                                                                    EXHIBIT 10.8

                          PLEDGE AND SECURITY AGREEMENT

                  THIS PLEDGE AND SECURITY AGREEMENT (this "Pledge Agreement"), dated December 18, 2003, is by LEXINGTON PRECISION CORPORATION, a Delaware corporation ("Pledgor"), with its chief executive office at 767 Third Avenue, New York, New York 10017, to and in favor of ABLECO FINANCE LLC, a Delaware limited liability company, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, "Pledgee").

                              W I T N E S S E T H:

                  WHEREAS, Pledgor is now the direct and beneficial owner of all of the issued and outstanding shares of capital stock of Lexington Rubber Group, Inc., a Delaware corporation ("Issuer"), as described on Exhibit A annexed hereto and made a part hereof (the "Pledged Securities");

                  WHEREAS, Issuer, Pledgor, Pledgee and the parties to the Loan Agreement as lenders (individually, each a "Lender" and collectively, "Lenders") have entered into or are about to enter into financing arrangements pursuant to which Lenders (or Pledgee on behalf of Lenders) may make loans to Pledgor and Issuer as set forth in the Loan and Security Agreement, dated of even date herewith, by and among Issuer, Pledgor, Pledgee and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Pledge Agreement (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

                  WHEREAS, in order to induce Pledgee and Lenders to enter into the Loan Agreement and the other Financing Agreements and to make loans to Pledgor and Issuer pursuant thereto, Pledgor has agreed to secure the payment and performance of the Obligations (as hereinafter defined) and to accomplish same by, among other things, (i) executing and delivering to Pledgee this Pledge Agreement, (ii) delivering to Pledgee the Pledged Securities which are registered in the name of Pledgor, together with appropriate powers duly executed in blank by Pledgor, and (iii) delivering to Pledgee, at Pledgee's reasonable request, any and all other documents which Pledgee deems necessary to protect Pledgee's interests hereunder.

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees as follows:

                  1.       GRANT OF SECURITY INTEREST

                  As collateral security for the prompt performance, observance and full and final payment of all of the Obligations, Pledgor hereby assigns, pledges, hypothecates, transfers and sets over to Pledgee and grants to Pledgee (for itself and the ratable benefit of Lenders) a security interest in and lien upon: (a) the Pledged Securities, together with all cash dividends, stock dividends, interests, profits, redemptions, warrants, subscription rights, stock, securities options, substitutions, exchanges and other distributions now or hereafter distributed by Issuer or which may hereafter be delivered to the possession of Pledgor or Pledgee with respect thereto, (b) Pledgor's records with respect to the foregoing, and (c) the proceeds (including proceeds of proceeds) of all of the foregoing (all of the foregoing being collectively referred to herein as the "Pledged Property").

                  2.       OBLIGATIONS SECURED

                  The security interest, lien and other interests granted to Pledgee (for itself and the ratable benefit of Lenders) pursuant to this Pledge Agreement shall secure the prompt performance and payment in full of any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Pledgor to Pledgee and/or any Lender and/or their respective affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Pledge Agreement, the Loan Agreement or the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Agreement or after the commencement of any case with respect to Pledgor under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured (all of the foregoing being collectively referred to herein as the "Obligations").

                  3.       REPRESENTATIONS, WARRANTIES AND COVENANTS

                  Pledgor hereby represents, warrants and covenants with and to Pledgee and Lenders the following (all of such representations, warranties and covenants being continuing so long as any of the Obligations are outstanding):

                  (a) The Pledged Securities are duly authorized, validly issued, fully paid and non-assessable capital stock of Issuer and constitute Pledgor's entire equity interest in Issuer and are not registered, nor has Pledgor authorized the registration thereof, in the name of any person or entity other than Pledgor or Pledgee. The Pledged Securities constitute 100% of the issued shares of capital stock of Issuer as of the date hereof.

                  (b) The Pledged Property is directly, legally and beneficially owned by Pledgor, free and clear of all claims, liens, pledges and encumbrances of any kind, nature or description, except for the pledge and security interest in favor of Pledgee hereunder and under the Loan Agreement, for itself and the ratable benefit of Lenders, and the pledges and security interests permitted under the Loan Agreement.

                  (c) The Pledged Property is not subject to any restrictions relative to the transfer thereof and Pledgor has the right to transfer and hypothecate the Pledged Property free and clear of any liens, encumbrances or restrictions, except as provided in or pursuant to the Financing Agreements.

                  (d) The Pledged Property is duly and validly pledged to Pledgee, for itself and the ratable benefit of Lenders, and no consent or approval of any governmental or regulatory authority or of any securities exchange or the like, nor any consent or approval of any other third party, was or is necessary to the validity and enforceability of this Pledge Agreement.

                  (e) Pledgor authorizes Pledgee to: (i) store, deposit and safeguard the Pledged Property, (ii) perform any and all other acts which Pledgee in good faith deems necessary or appropriate for the protection and preservation of the Pledged Property or its value or Pledgee's security interest therein and (iii) pay any charges or expenses which Pledgee deems necessary for the foregoing purpose, but without any obligation to do so. Any obligation of Pledgee for reasonable care for the Pledged Property in Pledgee's possession shall be limited to the same degree of care which Pledgee uses for similar property pledged to Pledgee by other persons.

                  (f) If Pledgor shall become entitled to receive or acquire, or shall receive any stock certificate, or stock option or right with respect to the stock of Issuer (including without limitation, any certificate representing a dividend or a distribution or exchange of or in connection with reclassification of the Pledged Securities) whether as an addition to, in substitution of, or in exchange for any of the Pledged Property or otherwise (except as otherwise permitted by Section 3(g) hereof), Pledgor agrees to accept same as Pledgee's agent, to hold same in trust for Pledgee and to deliver same forthwith to Pledgee or Pledgee's agent or bailee in the form received, with the endorsement(s) of Pledgor where necessary and/or appropriate powers and/or assignments duly executed to be held by Pledgee or Pledgee's agent or bailee subject to the terms hereof, as further security for the Obligations.

                  (g) Pledgor shall not, without the prior consent of Pledgee, directly or indirectly, sell, assign, transfer, or otherwise dispose of, or grant any option with respect to the Pledged Property, nor shall Pledgor create, incur or permit any further pledge, hypothecation, encumbrance, lien, mortgage or security interest with respect to the Pledged Property other than pursuant to or as provided in the Financing Agreements.

                  (h) Notwithstanding anything in this Agreement to the contrary, so long as no Event of Default (as hereinafter defined) has occurred and is continuing, Pledgor shall have the right to vote, exercise all rights and take any other actions with respect to the Pledged Securities, except as expressly prohibited herein, and to receive any distributions in respect of the Pledged Securities.

                  (i) Pledgor shall not permit Issuer, directly or indirectly, to issue, sell, grant, assign, transfer or otherwise dispose of, any additional shares of capital stock of Issuer or any option or warrant with respect to, or other right or security convertible into, any additional shares of capital stock of Issuer, now or hereafter authorized, unless all such additional shares, options, warrants, rights or other such securities are made and shall remain part of the Pledged Property subject to the pledge and security interest granted herein.

                  (j) Pledgor shall pay all charges and assessments of any nature against the Pledged Property or with respect thereto prior to said charges and/or assessments being delinquent except such charges and assessments being contested in good faith by Pledgor.

                  (k) Pledgor shall promptly reimburse Pledgee on demand, together with interest at the rate then applicable to the Obligations set forth in the Loan Agreement, for any charges, assessments or expenses paid or incurred by Pledgee in Pledgee's discretion for the protection, preservation and maintenance of the Pledged Property and the enforcement of Pledgee's (on behalf of itself and Lenders) rights hereunder, including, without limitation, reasonable attorneys' fees and legal expenses incurred by Pledgee in protecting, collecting or enforcing its rights in the Pledged Property or otherwise hereunder.

                  (l) Pledgor shall furnish, or cause to be furnished, to Pledgee such information concerning Issuer and the Pledged Property as Pledgee may from time to time reasonably request in good faith as required pursuant to the Loan Agreement.

                  (m) Pledgee may notify Issuer or the appropriate transfer agent of the Pledged Securities to register the security interest and pledge granted herein and honor the rights of Pledgee and Lenders with respect thereto.

                  (n) Pledgor waives: (i) all rights to require Pledgee or any Lender to proceed against any other person, entity or collateral or to exercise any remedy, (ii) to the extent permitted under applicable law, the defense of the statute of limitations in any action upon any of the Obligations,
(iii) any right of subrogation or interest in the Obligations or Pledged Property until all Obligations have been paid in full, (iv) any rights to notice of any kind or nature whatsoever, unless specifically required in this Pledge Agreement or the Loan Agreement or non-waivable under any applicable law, and
(v) to the extent permitted under applicable law, its rights under Section 9-207 of the Uniform Commercial Code. Pledgor agrees that the Pledged Property, other collateral, or any other guarantor or endorser may be released, substituted or added with respect to the Obligations, in whole or in part, without releasing or otherwise affecting the liability of Pledgor, the pledge and security interests granted hereunder, or this Pledge Agreement. Pledgee, for and on behalf of itself and Lenders, is entitled to all of the benefits of a secured party set forth in Section 9-207 of the Uniform Commercial Code.

                  4.       EVENTS OF DEFAULT

                  The occurrence or existence of any Event of Default under the Loan Agreement is referred to herein individually as an "Event of Default", and collectively as "Events of Default".

                  5.       RIGHTS AND REMEDIES

                  At any time an Event of Default exists or has occurred and is continuing, in addition to all other rights and remedies of Pledgee and Lenders, whether provided under this Pledge Agreement, the Loan Agreement, the other Financing Agreements, applicable law or otherwise, Pledgee shall have the following rights and remedies which may be exercised without notice to, or consent by, Pledgor except as such notice or consent is expressly provided for hereunder or is required by law and not waivable by Pledgor:

                  (a) Pledgee, at its option, shall be empowered to exercise its continuing right (at any time that an Event of Default exists or has occurred and is continuing) to instruct Issuer (or the appropriate transfer agent of the Pledged Securities) to register any or all of the Pledged Securities in the name of Pledgee or in the name of Pledgee's nominee (including, without limitation, any Lender) and Pledgee may complete, in any manner Pledgee may deem expedient, any and all stock powers, assignments or other documents heretofore or hereafter executed in blank by Pledgor and delivered to Pledgee. After said instruction, and without further notice, Pledgee shall have the exclusive right to exercise all voting and corporate rights with respect to the Pledged Securities and other Pledged Property, and exercise any and all rights of conversion, redemption, exchange, subscription or any other rights, privileges, or options pertaining to any shares of the Pledged Securities or other Pledged Property as if Pledgee were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Securities and other Pledged Property upon any merger, consolidation, reorganization, recapitalization or other readjustment with respect thereto. Upon the exercise of any such rights, privileges or options by Pledgee, Pledgee shall have the right to deposit and deliver any and all of the Pledged Securities and other Pledged Property to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Pledgee may determine, all without liability, except to account for property actually received by Pledgee. However, Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options (all of which are exercisable in the sole discretion of Pledgee) and shall not be responsible for any failure to do so or delay in doing so.

                  (b) In addition to all the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, Pledgee shall have the right, at any time and without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by applicable law), to proceed forthwith to collect, redeem, recover, receive, appropriate, realize, sell, or otherwise dispose of and deliver said Pledged Property or any part thereof in one or more lots at public or private sale or sales at any exchange, broker's board or at any of Pledgee's offices or elsewhere at such prices and on such terms as Pledgee may deem best. The foregoing disposition(s) may be for cash or on credit or for future delivery without assumption of any credit risk, with Pledgee having the right to purchase all or any part of said Pledged Property so sold at any such sale or sales, public or private, free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived or released by Pledgor to the fullest extent permitted by applicable law. The proceeds of any such collection, redemption, recovery, receipt, appropriation, realization, sale or other disposition shall be applied in accordance with Section 6.4(a) of the Loan Agreement and then to the payment of any other amounts required by applicable law, including
Section 9-615(a)(3) of the Uniform Commercial Code, with Pledgor to be and remain liable for any deficiency. Pledgor shall be liable to Pledgee and Lenders for the payment on demand of all such costs and expenses, together with interest at the rate then applicable to the Obligations set forth in the Loan Agreement, and any reasonable attorneys' fees and legal expenses. Pledgor agrees that ten
(10) business days prior written notice by Pledgee designating the place and time of any public sale or of the time after which any private sale or other intended disposition of any or all of the Pledged Property is to be made, is reasonable notification of such matters.

                  (c) Pledgor and Pledgee recognize that Pledgee may be unable to effect a public sale of all or part of the Pledged Property by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect or in applicable Blue Sky or other state securities law, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Property for their own account for investment and not with a view to the distribution or resale thereof. If at the time of any sale of the Pledged Property or any part thereof, the same shall not, for any reason whatsoever, be effectively registered (if required) under the Securities Act of 1933 (or other applicable state securities law), as then in effect, Pledgee in its sole and absolute discretion is authorized to sell such Pledged Property or such part thereof by private sale in such manner and under such circumstances as Pledgee or its counsel may deem necessary or advisable in order that such sale may legally be effected without registration. Pledgor agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Pledged Property were sold at public sale, and that Pledgee has no obligation to delay the sale of any such Pledged Property for the period of time necessary to permit Issuer, even if Issuer would agree, to register such Pledged Property for public sale under such applicable securities laws. Pledgor agrees that any private sales made under the foregoing circumstances shall be deemed to have been in a commercially reasonable manner.

                  (d) All of the rights and remedies of Pledgee and Lenders, including, but not limited to, the foregoing and those otherwise arising under this Pledge Agreement, the Loan Agreement and the other Financing Agreements, the instruments comprising the Pledged Property, applicable law or otherwise, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as Pledgee may deem expedient. No failure or delay on the part of Pledgee or any Lender in exercising any of its options, powers or rights or partial or single exercise thereof, shall constitute a waiver of such option, power or right.

                  6.       JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS;
GOVERNING LAW

                  (a) The validity, interpretation and enforcement of this Pledge Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York excluding any principles of conflicts of laws or other rule of law that would cause the application of the law of any jurisdiction other that the laws of the State of New York.

                  (b) Each of Pledgor and Pledgee irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York for New York County and the United States District Court for the Southern District of New York and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Pledge Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Pledge Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above (except that Pledgee and Lenders shall have the right to bring any action or proceeding against Pledgor or its property in the courts of any other jurisdiction which Pledgee deems necessary or appropriate in order to realize on the Pledged Property or to otherwise enforce its rights against Pledgor or its property).

                  (c) Pledgor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Pledgee's option, by service upon Pledgor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Pledgor shall appear in answer to such process, failing which Pledgor shall be deemed in default and judgment may be entered by Pledgee against Pledgor for the amount of the claim and other relief requested.

                  (d) EACH OF PLEDGOR AND PLEDGEE HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS PLEDGE AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF PLEDGOR AND PLEDGEE OR ANY LENDER IN RESPECT OF THIS PLEDGE AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF PLEDGOR AND PLEDGEE HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT PLEDGOR OR PLEDGEE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS PLEDGE AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  (e) Pledgee and Lenders shall not have any liability to Pledgor (whether in tort, contract, equity or otherwise) for losses suffered by Pledgor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Pledge Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Pledgee or such Lender, that the losses (including losses resulting from a breach of Pledgee's duty of care as set forth in Section 3(e) of this Agreement) were the result of acts or omissions constituting gross negligence or willful misconduct.

                  7.       MISCELLANEOUS

                  (a) Pledgor agrees that at any time and from time to time upon the written request of Pledgee, Pledgor shall execute and deliver such further documents, including, but not limited to, irrevocable proxies or stock powers, in form reasonably satisfactory to counsel for Pledgee, and will take or cause to be taken such further acts as Pledgee may reasonably request in order to effect the purposes of this Pledge Agreement and perfect or continue the perfection of the security interest in the Pledged Property granted to Pledgee hereunder.

                  (b) Beyond the exercise of reasonable care to assure the safe custody of the Pledged Property (whether such custody is exercised by Pledgee, or Pledgee's nominee, agent or bailee) Pledgee or Pledgee's nominee agent or bailee shall have no duty or liability to protect or preserve any rights pertaining thereto and shall be relieved of all responsibility for the Pledged Property upon surrendering it to Pledgor or foreclosure with respect thereto.

                  (c) All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed to have been duly given or made: if delivered in person, immediately upon delivery; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by registered or certified mail, return receipt requested, five (5) days after so mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

                  If to Pledgor:  Lexington Precision Corporation
                                  767 Third Avenue
                                  New York, New York 10017-2023
                                  Attention: President
                                  Telephone No.: 212-319-4650
                                  Telecopy No.: 212-319-4659

                  with a copy to: Nixon Peabody LLP
                                  437 Madison Avenue
                                  New York, New York 10022
                                  Attention: Lauren Wiesenberg, Esq.
                                  Telephone No.: 212-940-3136
                                  Telecopy No.: 866-947-2363

                  If to Pledgee:  Ableco Finance LLC
                  and Lenders:    299 Park Avenue, 22nd Floor
                                  New York, New York 10171
                                  Attention: Mr. Daniel E. Wolf

                                  Telephone No.: 212-891-2121
                                  Telecopy No.: 212-891-1541

                  with a copy to: Schulte Roth & Zabel LLP
                                  919 Third Avenue
                                  New York, New York 10022
                                  Attention: Eliot L. Relles, Esq.
                                  Telephone No.: 212-756-2000
                                  Telecopy No.: 212-593-5955

                  (d) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Pledgor, Issuer, Pledgee and any Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof," "herein," "hereunder," "this Pledge Agreement" and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not any particular provision of this Pledge Agreement and as this Pledge Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with the terms of the Loan Agreement. All references to the term "Person" or "Persons" herein shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture or other entity or any government or any agency, instrumentality or political subdivision thereof.

                  (e) This Pledge Agreement shall be binding upon Pledgor and its successors and assigns and inure to the benefit of and be enforceable by Pledgee and Lenders and their respective successors and assigns.

                  (f) If any provision of this Pledge Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Pledge Agreement as a whole, but this Pledge Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

                  (g) Neither this Pledge Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Pledgee and Pledgor. Neither Pledgee nor Lenders shall, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of their respective rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Pledgee. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Pledgee or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Pledgee or such Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

                  (h) Notwithstanding anything to the contrary in this Pledge Agreement, (i) the rights of Pledgee and Lenders under this Pledge Agreement are subject to the terms of the Intercreditor Agreement (as defined in the Loan Agreement), (ii) any obligation of Pledgor in this Pledge Agreement that requires delivery of Pledged Property to, possession or control of Pledged Property with, the pledge, assignment, endorsement or transfer of Pledged Property to or the registration of Pledged Property in the name of, Pledgee shall be deemed complied with and satisfied if such delivery of Pledged Property is made to, such possession or control of Pledged Property is with, or such Pledged Property be assigned, endorsed or transferred to or registered in the name of, the Working Capital Agent (as defined in the Loan Agreement), and (iii) in the event of a direct conflict between the terms and provisions of this Pledge Agreement and the terms and provisions of the Pledge Agreement, dated as of even date herewith, made by Pledgor in favor of Working Capital Agent (the "WC Pledge Agreement"), it is the intention of Pledgor, Pledgee and Lenders that such provisions shall be read together and construed, to the fullest extent possible, to be in concert with each other; however, in the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the WC Pledge Agreement shall control and, in such case, Pledgor shall not be in breach of its obligations under this Pledge Agreement as a result of complying with the terms and provisions of the WC Pledge Agreement; provided that, notwithstanding the foregoing, nothing contained in this Section 7(h) shall limit or otherwise adversely effect the grant of a lien on or a security interest in any Pledged Property under Section 1 of this Pledge Agreement.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, Pledgor has executed this Pledge Agreement as of the day and year first above written.

                                         LEXINGTON PRECISION CORPORATION

                                         By: /s/ Warren Delano
                                             ________________________________
                                             Name:  Warren Delano
                                             Title: President

ACKNOWLEDGED AS TO SECTION 3(e):

ABLECO FINANCE LLC, as Agent

By:  /s/ Daniel Wolf
    _____________________________
    Name:  Daniel Wolf
    Title: Senior Vice President

                                    EXHIBIT A
                                       TO
                          PLEDGE AND SECURITY AGREEMENT

           Issuer                      Certificate No.      No. of Shares       Percentage
           ------                      ---------------      -------------       ----------
Lexington Rubber Group, Inc.                  1                   1                100%